SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 19, 1997



                         COMMERCIAL PROPERTIES 1, L.P.
             (Exact name of registrant as specified in its charter)



        Virginia                   0-11081                13-3075804
State or other jurisdiction       Commission             IRS Employer
of incorporation                  File Number          Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                           10285
Address of principal executive offices                      Zip Code



Registrant's telephone number, including area code (212) 526-3237





Item 2. Disposition of Assets:

On   December  19,  1997,  Commercial  Properties  1,  L.P.  (the
"Partnership") closed on the sale of Maitland Center Office Building A (the "Property"). The Property was sold for net proceeds of $8,952,658 to
CMD Realty Investment Fund III,  L.P., an   Illinois  Limited  partnership (the
"Buyer"),  which   is unaffiliated  with  the  Partnership.   The  selling
price   was determined  by arm's length negotiations between the  Partnership and the Buyer. The transaction resulted in a gain on sale of approximately $3.6 million, which will be reflected in the Partnership's statement of operations for the period ending December 31, 1997.






                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMMERCIAL PROPERTIES 1, L.P.

                    BY:  CP1 Real Estate Services Inc.
                         General Partner



Date:  January 2, 1997      BY:  /s/Jeffrey C. Carter
                                 Director and President


Date:  January 2, 1997    BY:  /s/Michael T. Marron
                                 Vice President and
                                 Chief Financial Officer